This page being   Prudential Floating Rate Income Fund  8/31/13 semi
FINANCIAL INFORMATION (Cont. from Screen 33) filed for series 2.


EXPENSES (Negative answers are allowed For the period covered by this form on this screen for 72Z only)
($000's omitted)

72.Y) Expense reimbursements ----------------------------- $      0

   Z) Net investment income ------------------------------ $      0

     AA) Realized capital gains ---------------------------$      0

     BB) Realized capital losses --------------------------$      0

  CC) 1. Net unrealized appreciation during the period --- $      0

      2. Net unrealized depreciation during the period --- $      0

  DD) 1. Total income dividends for which record date
         passed during the period ------------------------ $      0

2. Dividends for a second class of open-end
         company shares -----------------------------------$      0

  EE) Total capital gains distributions for which
      record date passed during the period --------------- $      0
73. Distributions per share for which record date passed during the period:
       NOTE: Show in fractions of a cent if so declared.
"   A) 1. Dividends from net investment income $0.1747
"      2. Dividends for a second class of open-end
          company shares $0.1361, 0.1875
   B) Distribution of capital gains ---------------$0.000
   C) Other distributions --------------------------------- $   0.0000
                              SCREEN NUMBER: 34


This page being
(Continued from Screen 35)
filed for series 0.
   Condensed balance sheet data:
As of the end of current reporting

period (000's omitted except for per

share amounts and number of accounts)
74.O) Payables for portfolio instruments purchased ----------- $       0
   P) Amounts owed to affiliated persons --------------------- $       0
   Q) Senior long-term debt ---------------------------------- $       0
   R) Other liabilities:1. Reverse repurchase agreements------ $       0
                        2. Short sales ----------------------- $       0
                        3. Written options ------------------- $       0
                        4. All other liabilities ------------- $       0

   S) Senior equity -------------------------------------------$       0
   T) Net assets of common shareholders -----------------------$       0
   U) 1. Number of shares outstanding -------------------------$       0
      2. Number of shares outstanding of a second class of shares
         of open-end company -----------------------------------       0
"   V) 1. Net asset value per share(to nearest cent)$10.11

       2. Net asset value per share of a second class of open-end
"         company shares (to nearest cent) $10.12, 10.13
   W) Mark-to-market net asset value per share
      for money market funds only (to 4 decimals) -------------$  0.0000
   X) Total number of shareholder accounts --------------------$       0
   Y) Total value of assets in segregated accounts ------------$       0
                              SCREEN NUMBER: 36


Because the electronic format for filing Form
N-SAR does not provide
"adequate space for responding to Items 73A1&2 and 74V1&2 correctly, " the correct answers are as above.